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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Merchants Corporation of our report, dated January 24, 2002, on the consolidated financial statements of Lafayette Bancorporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in First Merchants Corporation's Current Report on Form 8-K filed April 2, 2002. We also consent to the reference to our firm appearing under the heading "Experts" in the Prospectus and Prospectus Supplement.

CROWE, CHIZEK AND COMPANY LLP
April 1, 2002
Indianapolis, Indiana